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                                                                    EXHIBIT 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Glacier Bancorp, Inc.:

We consent to the use of our report dated March 15, 2005, with respect to the consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows of Glacier Bancorp, Inc. for the year ended December 31, 2004, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.


/s/ KPMG LLP

Billings, Montana
March 5, 2007